Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 2, 2010 relating to the consolidated financial statements of SoundBite Communications, Inc., and the effectiveness of SoundBite Communications, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of SoundBite Communications, Inc. for the year ended December 31, 2009.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 8, 2010